Press Release 2012-2

Goldrich Reports Completion of Equipment Mobilization and Signing of Definitive Documents

Spokane, WA – May 7, 2012 - Goldrich Mining Company (OTCBB - GRMC) (“Goldrich”) is pleased to report Goldrich NyacAU Placer, LLC (“GNP”), has successfully completed mobilizing the mining equipment needed to begin mining operations this summer at Chandalar, Alaska.  GNP is a 50/50 joint-venture company formed by Goldrich and NyacAU, LLC. (“NyacAU”) and managed by NyacAU to mine Goldrich’s various placer properties at Chandalar (see Goldrich press release on April 4, 2012).

The equipment was delivered over a 90-mile winter trail by GNP contractors. In addition to equipment, provisions for a 30-man camp were delivered, including a water system, kitchen/mess hall, and recreation facilities. The total investment in equipment mobilized to site, including equipment previously purchased by Goldrich, now exceeds $5 million. Subject to permitting, preparation for mining is expected to begin in June 2012. Production is anticipated to begin by June 2013, although it may begin as early as the summer of 2012. Eventual production of approximately 10,000 ounces of fine gold per season is anticipated, but this could be significantly increased if a second gold recovery plant is put into production. Goldrich has not defined a mineral reserve according to SEC Industry Guide 7 criteria. However, based on drilling of the placer to date and the anticipated production rate, Goldrich estimates the mine life will be approximately 25 years and believes this may also be significantly extended with additional drilling.

Bill Schara, CEO of the Company said, “We chose NyacAC as our partners because we believed they have the necessary mining experience, ability to execute, and foresight. They planned the winter trail even before the agreement was signed and did an excellent job in quickly mobilizing the equipment in time for this season.”

Goldrich also reports that the definitive documents for its joint-venture agreement with NyacAU have been completed. As previously announced, under the terms of the agreement NyacAU will provide a funding package of loans and equity that, subject to the timing of production, are estimated to total approximately $8.5 million.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara by e-mail at wschara@goldrichmining.com or by telephone at (509) 768-4468.  See Goldrich’s website at www.goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our property being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral property;

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risks related the possible dilution of our common stock from additional financing activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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